Exhibit (23)-1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Wisconsin Energy Corporation listed below of our report dated February 6, 2001 relating to the financial statements, which appears in this Form 8-K:

1. Registration Statement on Form S-3 (Registration No. 333-34854) - Stock Plus Investment Plan.
2. Registration Statement on Form S-8 (Registration No. 333-86467) - Employee Retirement Savings Plan.
3. Registration Statements on Form S-8 (Registration Nos. 33-65225 and 333-41104) - 1993 Omnibus Stock Incentive Plan.
4. Registration Statement on Form S-8 (Registration No. 333-35800) - Assumed WICOR 401(k) Plans.
5. Registration Statement on Form S-8 (Registration No. 333-35798) - Assumed WICOR Stock Options.
6. Registration Statement on Form S-3 (Registration No. 333-73137) - Debt and Trust Preferred Securities.


/s/PricewaterhouseCoopers LLP
-----------------------------
PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
March 2, 2001